Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 4, 2011 with respect to the consolidated financial statements included in the Annual Report of China Ceramics Co., Ltd. on Form 20-F for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of China Ceramics Co., Ltd. and its subsidiaries on Form F-3 (File No.333-164784, effective February 14, 2011)

/s/ GRANT THORNTON
Shanghai, PRC
April 4, 2011